As filed with the Securities and Exchange Commission on June 12, 2024

Registration No. 333-200583

Registration No. 333-171836

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

Registration Statement No. 333-200583

Registration Statement No. 333-171836

Enerplus Corporation

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

The Dome Tower, Suite 3000

333 - 7th Avenue S.W.

Calgary, Alberta, Canada T2P 2Z1

(Address, including zip code, of registrant’s principal executive offices)

Shannon B. Kinney

Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

Enerplus Corporation, an Alberta corporation (the “Registrant”), is filing this Post-Effective Amendment (this “Post-Effective Amendment”) with respect to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by the Registrant, as applicable, with the Securities and Exchange Commission:

•	Registration Statement No. 333-200583 on Form S-8, filed on November 25, 2014, registering 8,016,782 of the Registrant’s common shares (the “Registrant Common Shares”).

•	Registration Statement No. 333-171836 on Form S-8, filed on January 24, 2011, registering 3,323,384 of Registrant Common Shares.

On May 31, 2024 (the “Closing Date”), the transactions contemplated by that certain Arrangement Agreement (as amended from time to time, the “Arrangement Agreement”), dated February 21, 2024, by and among the Registrant, Chord Energy Corporation and Spark Acquisition ULC were consummated. On the Closing Date, the Registrant became an indirect wholly-owned subsidiary of Chord Energy Corporation.

The Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Registrant Common Shares registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2024.

Enerplus Corporation

By:	/s/ Shannon B. Kinney
Name:	Shannon B. Kinney
Title:	Executive Vice President, Chief
Administrative Officer, General Counsel and Corporate Secretary

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Post-Effective Amendment has been signed by the Registrant’s authorized representative in the United States by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 12, 2024.

Enerplus Resources (USA) Corporation
(Authorized U.S. Representative)

By:	/s/ Shannon B. Kinney
Name:	Shannon B. Kinney
Title:	Executive Vice President, Chief
Administrative Officer, General Counsel and Corporate Secretary

Note: Pursuant to Rule 478 of the Securities Act, no other person is required to sign this Post-Effective Amendment to the Registration Statements.